Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 19, 2014, in the Registration Statement (Form F-1) and related Prospectus of Orion Engineered Carbons Holdings GmbH dated April 21, 2014.

/s/Stefan Pfeiffer Wirtschaftsprufer	/s/ Benjamin Breh Wirtschaftsprufer
(German Public Auditor)	(German Public Auditor)
Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft Essen, Germany
April 21, 2014